UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material under §240.14a-12

MACK-CALI REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mack-Cali Files Investor Presentation Urging Stockholders
to Reject Bow Street’s Deceptive, Self-Serving Campaign

Bow Street is Trying to Force a Sale of Mack-Cali’s Premium Assets
at a Grossly Inadequate Price for its Own Benefit, to the Detriment of All Other Stockholders

Mack-Cali’s Waterfront Strategy and Portfolio Transformation
Are a Clear Roadmap to Enhanced Stockholder Value

Mack-Cali Urges Stockholders to Protect the Value of Their Investment by

Voting “FOR” All of Mack-Cali’s Qualified Nominees on the WHITE Proxy Card

JERSEY CITY, N.J., May 22, 2019 — Mack-Cali Realty Corporation (NYSE: CLI) (the “Company” or “Mack-Cali”) today announced that it filed an investor presentation with the Securities and Exchange Commission in connection with the Company’s 2019 Annual Meeting of Stockholders, scheduled for June 12, 2019 (the “Annual Meeting”). Mack-Cali stockholders of record as of the close of business on April 16, 2019 will be entitled to vote at the Annual Meeting. The presentation and other materials regarding the Board’s recommendation for the Annual Meeting can be found at http://investors.mack-cali.com/.

“We are making tremendous progress on our Waterfront strategy and portfolio transformation, which reinforces our strong belief that acceding to Bow Street’s demand for an immediate sale process would fail to maximize value and harm all other Mack-Cali stockholders,” said Michael J. DeMarco, Chief Executive Officer. “Bow Street’s proxy contest is a transparent effort to advance its self-interested proposal to acquire some of the Company’s prime assets at a grossly inadequate price, to the detriment of all other Mack-Cali stockholders. In responding to Bow Street’s opportunistic value-grab attempt and unscrupulous and deceptive tactics, the Mack-Cali Board has demonstrated that it is open-minded about all alternatives for maximizing stockholder value and firmly committed to best practices of corporate governance. While the Board continues to pursue a comprehensive Board refreshment process initiated in 2016, Mack-Cali’s directors and management team will remain focused on continuing the successful execution of the Company’s strategy to create near- and long-term value for stockholders.”

Highlights of the presentation include:

•                  Mack-Cali’s Board, in consultation with its financial and legal advisors, carefully evaluated Bow Street’s proposal and concluded it was grossly inadequate, illusory, unworkable and not in the best interest of the Company’s stockholders.

•                  Bow Street’s unfinanced proposal grossly undervalues the Company’s core office portfolio and significantly overstates the value that would be received by Mack-Cali stockholders in the proposed transaction.

•                  The Company believes that Bow Street has launched its proxy contest for the sole purpose of facilitating its self-interested proposal or forcing a premature sale of the Company or its assets in order to make a quick profit on its recent investment, and that Bow Street’s director candidates have been nominated to advance Bow Street’s self-interested agenda and lack critical qualifications, experience and independence to maximize value for all Mack-Cali stockholders.

•                  In the course of its campaign, Bow Street has used deceptive and dishonest tactics and rejected the Company’s good faith efforts to reach a fair and reasonable settlement that would be in the best in best interests of Mack-Cali stockholders.

•                  Mack-Cali has made significant progress in pursuing its strategic objectives, including its Waterfront Strategy and the ongoing transformation of its asset portfolio, and is confident that the continued execution of its business plan is the best way to maximize stockholder value at this time.

•                  Mack-Cali has a highly qualified Board of Directors with relevant skills, knowledge and experience, and a comprehensive Board refreshment program is underway.

•                  Electing Bow Street’s nominees would enable Bow Street to facilitate its low-ball offer or precipitate a “fire sale” of the Company, either of which would shortchange Mack-Cali stockholders.

The Mack-Cali Board strongly recommends that stockholders vote to support the Mack-Cali Board and protect the value of their investment by voting on the WHITE proxy card “FOR” all of Mack-Cali’s 11 nominees.

Every Stockholder’s Vote Is Important,
No Matter How Many or How Few Shares You Own

Stockholders who have questions or require any assistance voting their shares should contact Mack-Cali’s proxy solicitor:

MacKenzie Partners, Inc.

Stockholders may call toll-free: (800) 322-2885

OR

Collect: (212) 929-5500

About Mack-Cali Realty Corporation

One of the country’s leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout New Jersey.  Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city’s flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

Forward-Looking Statements

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Important Additional Information and Where to Find It

This press release may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company’s stockholders in connection with the 2019 Annual Meeting of Stockholders (the “Annual Meeting”).  The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a definitive proxy statement and accompanying WHITE proxy card in connection with the Annual Meeting.  The definitive proxy statement contains important information about the Company, the Annual Meeting and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC on the SEC’s website, at www.sec.gov.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

Mack-Cali, its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting.  Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company is set forth in the definitive proxy statement and other relevant solicitation materials filed by the Company.  These documents, and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies are available at no charge on the Company’s website at https://www.mack-cali.com.

Contacts:

David Smetana	Deidre Crockett
Mack-Cali Realty Corporation	Mack-Cali Realty Corporation
Chief Financial Officer	Senior Vice President,
(732) 590-1035	Corporate Communications
dsmetana@mack-cali.com	and Investor Relations
(732) 590-1025
dcrockett@mack-cali.com

Proxy Solicitor:	Media Contacts:

Lawrence E. Dennedy	Andrew Siegel / Viveca Tress
MacKenzie Partners, Inc.	Joele Frank, Wilkinson Brimmer Katcher
(212) 929-5500	(212) 355-4449
ldennedy@mackenziepartners.com